Exhibit 99.5

GENERAL CANNABIS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the financial statements of General Cannabis Corp (“General Cannabis”) and Trees Portland, LLC and Trees Waterfront, LLC (“TREES Oregon”) giving effect to the transaction described in the Asset Purchase Agreement, as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

General Cannabis’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on April 1, 2021 with the United States Securities and Exchange Commission (the “SEC”)

•	General Cannabis’s unaudited and unreviewed condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2021
•	Trees Portland, LLC and Trees Waterfront, LLC audited financial statements as of and for the year ended December 31, 2020, contained elsewhere herein.
•	Trees Portland, LLC and Trees Waterfront, LLC unaudited and unreviewed condensed financial statements as of and for the nine months ended September 30, 2021 and 2020, contained elsewhere herein.
•	The other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of General Cannabis and Trees Portland, LLC and Trees Waterfront, LLC and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on General Cannabis’s accounting policies. Further review may identify additional differences between the accounting policies of General Cannabis and TREES Oregon. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have occurred had the transaction taken place on the dates noted, or of General Cannabis’s future financial position or operating results.

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2021

	General	Trees	Trees	Pro Forma		Pro Forma
	Cannabis	Portland	Waterfront	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$2,459,453	$76,260	$42,690	$(104,382)	(A)	$2,474,021
	—	—	—	(331,580)	(B)	(331,580)
Accounts receivable, net	102,928	—	—	—		102,928
Current portion of notes receivable	73,000	—	—	—		73,000
Inventories, net	885,583	156,508	108,332	(264,840)	(A)	885,583
				202,046	(C)	202,046
Prepaid expenses and other current assets	185,323	—	—	—		185,323
Assets of discontinued operations - current portion	8,922	—	—	—		8,922
Total current assets	3,715,209	232,768	151,022	(498,756)		3,600,243

Right-of-use operating lease asset	2,487,930	161,921	308,798	—		2,958,649
Property and equipment, net	666,307	2,163	7,785	(9,948)	(A)	666,307
				56,015	(D)	56,015
Intangible assets, net	5,820,833	—	—	850,000	(E)	6,670,833
Goodwill	10,100,113	—	—	1,183,744	(E)	11,283,857
Other non-current assets	—	5,109	6,428	(11,537)	(A)	—
Total assets	$22,790,392	$401,961	$474,033	$1,569,518		$25,235,904

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$856,935	$221,631	$143,186	$(364,817)	(A)	$856,935
Interest payable	444,752	—	—	—		444,752
Operating lease liability, current	587,291	19,454	46,267	—		653,012
Accrued stock payable	60,900	—	—	—		60,900
Warrant derivative liability	81,781	—	—	—		81,781
Note payable - current	866,448	—	—	—		866,448
Liabilities of discontinued operations	114,363	—	—	—		114,363
Total current liabilities	3,012,470	241,085	189,453	(364,817)		3,078,191

Operating lease liability, non-current	1,968,569	146,740	255,098	—		2,370,407
Long-term notes payable (net of discount)	5,351,764	—	—	497,371	(B)	5,849,135
Related party long-term notes payable (net of discount)	284,183	—	—	—		284,183
Total Liabilities	10,616,986	387,825	444,551	132,554		11,581,916
Commitments and contingencies	—	—	—	—		—

Stockholders’ Equity (Deficit)
Preferred stock, no par value; 5,000,000 shares authorized; 1,180 and nil outstanding, respectively	1,073,446	—	—	—		1,073,446
Common stock, $0.001 par value; 200,000,000 shares authorized; 84,713,865 shares and 60,813,673 shares issued and outstanding, respectively	84,711	—	—	—		84,711
Additional paid-in capital	91,029,601	—	—	1,477,422	(B)	92,507,023
Accumulated deficit	(80,014,352)	14,136	29,482	(40,458)	(A)	(80,011,192)
Total Stockholders’ Equity (Deficit)	12,173,406	14,136	29,482	1,436,964		13,653,988
Total Liabilities and Stockholders’ Equity (Deficit)	$22,790,392	$401,961	$474,033	$1,569,518		$25,235,904

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2021

	General	Trees	Trees	Pro Forma		Pro Forma
	Cannabis	Portland	Oregon	Adjustments		Combined
Revenue
Cultivation sales	$855,841	$—	$—	$—		$855,841
Retail sales	2,157,742	2,691,663	1,073,623	—		5,923,028
Interest	14,472	—	—	—		14,472
Total revenue	3,028,055	2,691,663	1,073,623	—		6,793,341

Costs and expenses
Cost of sales	2,539,840	1,880,178	694,123	—		5,114,141
Selling, general and administrative	1,853,731	569,000	342,085	—		2,764,816
Stock-based compensation expense	194,120	—	—	—		194,120
Professional fees	760,437	76,152	58,399	—		894,988
Depreciation and amortization	305,824	675	3,100	252,814	(A)(B)	562,413
Total costs and expenses	5,653,952	2,526,005	1,097,707	252,814		9,530,478

Operating (loss) income	(2,625,897)	165,658	(25,829)	(252,814)		(2,737,137)

Other expenses (income)
Amortization of debt discount and equity issuance costs	470,306	—	—	—		470,306
Interest expense	444,186	—	—	—		444,186
Loss on extinguishment of debt	233,374	—	—	—		233,374
Loss on derivative liability	1,043,531	—	—	—		1,043,531
Gain on sale of assets	(131,512)	—	—	—		(131,512)
Other (income), net	—	(8,574)	(3,464)	—		(12,038)
Total other expenses (income), net	2,059,885	(8,574)	(3,464)	—		2,047,847

Net (loss) income from continuing operations before income taxes	$(4,685,782)	$174,232	$(20,620)	$(252,814)		$(4,784,984)

Loss from discontinued operations	(377,134)	—	—	—		(377,134)
(Loss) income from operations before income taxes	$(5,062,916)	$174,232	$(20,620)	$(252,814)		$(5,162,118)

Provision for income taxes	—	—		—		—
Net (loss) income	$(5,062,916)	$174,232	$(20,620)	$(252,814)		$(5,162,118)

Deemed dividend	—	—	—	—		—

Net (loss) income attributable to common stockholders	$(5,062,916)	$174,232	$(20,620)	$(252,814)		$(5,162,118)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.07)	—	—	$(0.04)		$(0.07)
Net loss from discontinued operations per share	$(0.01)	—	—	$0.00		$(0.01)
Net loss attributable to common stockholders per share	$(0.08)	—	—	$(0.04)		$(0.07)
Weighted average number of common shares outstanding	64,381,989	—	—	6,423,575		70,805,564

GENERAL CANNABIS CORP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	General	Trees	Trees	Pro Forma		Pro Forma
	Cannabis	Portland	Oregon	Adjustments		Combined
Revenue
Cultivation sales	$2,279,867	$—	$—	$—		$2,279,867
Retail sales	—	3,093,193	1,353,108	—		4,446,301
Interest	103,837	—	—	—		103,837
Total revenue	2,383,704	3,093,193	1,353,108	—		6,830,005

Costs and expenses
Cost of sales	1,388,626	2,132,330	1,039,652	—		4,560,608
Selling, general and administrative	2,901,931	784,834	421,824	—		4,108,589
Stock-based compensation expense	1,504,389	—	—	—		1,504,389
Professional fees	2,263,717	45,128	19,225	—		2,328,070
Depreciation and amortization	199,683	651	4,682	100,234	(A)(B)	305,250
Total costs and expenses	8,258,346	2,962,943	1,485,383	100,234		12,806,906

Operating (loss) income	(5,874,642)	130,250	(132,275)	(100,234)		(5,976,901)

Other expenses (income)
Amortization of debt discount and equity issuance costs	295,256	—	—	—		295,256
Interest expense	453,522	—	—	—		453,522
Loss on extinguishment of debt	1,638,009	—	—	—		1,638,009
(Gain) on derivative liability	(735,796)	—	—	—		(735,796)
Loss on business development activity	—	167,707	—	—		167,707
Other (income), net	(97,948)	(9,571)	(3,380)	—		(110,899)
Total other expenses (income), net	1,553,043	158,136	(3,380)	—		1,707,799

Net (loss) income from continuing operations before income taxes	$(7,427,685)	$(27,886)	$(128,895)	$(100,234)		$(7,684,700)

Loss from discontinued operations	(252,007)	—	—	—		(252,007)
(Loss) income from operations before income taxes	$(7,679,692)	$(27,886)	$(128,895)	$(100,234)		$(7,936,707)

Provision for income taxes	—	—		—		—
Net (loss) income	$(7,679,692)	$(27,886)	$(128,895)	$(100,234)		$(7,936,707)

Deemed dividend	(830,494)	—	—	—		(830,494)

Net (loss) income attributable to common stockholders	$(8,510,186)	$(27,886)	$(128,895)	$(100,234)		$(8,767,201)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.15)	—	—	$(0.02)		$(0.13)
Net loss from discontinued operations per share	$(0.00)	—	—	$0.00		$(0.00)
Net loss attributable to common stockholders per share	$(0.17)	—	—	$(0.02)		$(0.15)
Weighted average number of common shares outstanding	50,895,301	—	—	6,423,575		57,318,876

GENERAL CANNABIS CORP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of General Cannabis Corp and Trees Portland, LLC and Trees Waterfront, LLC. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2021 and for the year ended December 31, 2020 and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

NOTE 2. DESCRIPTION OF THE TRANSACTION

On December 30, 2021, General Cannabis completed the acquisition of substantially all of the assets of Trees Portland, LLC and Trees Waterfront, LLC, representing a portion of the overall Trees transaction previously disclosed pursuant to that certain First Amended and Restated Agreement and Plan of Reorganization and Liquidation dated May 28, 2021 by and among the Company, Seller and certain other sellers party thereto, that consists of the assets relating to the Trees dispensaries located in Portland, Oregon (“Oregon Closing”). The cash paid by the Company in connection with the Oregon Closing consisted of $331,580 and the stock consideration shall be 6,423,575 shares of the Company’s Common Stock. Further, cash equal to $497,371 will be paid to Seller in equal monthly installments over a period of 24 months from the Oregon Closing.

NOTE 3.PURCHASE PRICE ALLOCATION

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Cash	$14,568
Fixed assets	56,015
Inventory	202,046
Tradename	850,000
Goodwill	1,183,744
Total Purchase Price Consideration	$2,306,373

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

NOTE 4.PRO FORMA ADJUSTMENTS

The following pro forma adjustments give effect to the transaction:

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2021

Note ATo remove TREES Oregon assets, liabilities, and equity that were not acquired or assumed

Note BTo record cash, additional paid in capital, common stock, and promissory note as consideration

Note CTo record certain inventory from TREES Oregon

Note DTo record certain property, plant, and equipment acquired from TREES Oregon

Note ETo record goodwill and intangibles from acquisition

Unaudited Pro Forma Condensed Statement of Operations – For The Nine Months Ended September 30, 2021

Note ATo adjust depreciation expense to remove depreciation for assets not acquired

Note BTo record amortization of intangibles acquired from TREES Oregon

Unaudited Pro Forma Condensed Statement of Operations – For The Year Ended December 31, 2020

Note ATo adjust depreciation expense to remove depreciation for assets not acquired

Note BTo record amortization of intangibles acquired from TREES Oregon